UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2026
___________________________________
SENTI BIOSCIENCES HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)
___________________________________

Delaware	001-40440	42-1912154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Corporate Drive, First Floor
South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 239-2030

(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SNTI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.
Overview
On July 14, 2026, Senti Biosciences Holdings, Inc., a Delaware corporation (the “Company”) entered into an agreement with a private affiliate of its largest stockholder, Celadon Partners, under which that affiliate would acquire substantially all of the Company’s existing business and pipeline through a merger transaction. Following the transaction, the Company is expected to remain a public company with a significantly streamlined operating structure, retaining certain intellectual property, collaborations and early-stage programs focused on its Regulator Dial™ technology platform while the remaining business will merge into the private company. Company stockholders, as well as certain holders of equity awards and warrants, will, upon closing of the transaction, have the right to receive certain contingent value rights that may provide future cash payments if specified development, regulatory and commercial milestones for SENTI-202 are achieved. The transaction is subject to stockholder approval and other customary closing conditions. See below for more detailed information about the transactions.
Agreement and Plan of Merger
On July 14, 2026, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Celadon Partners SPV 35 Limited, an exempted company incorporated under the laws of the Cayman Islands (“Parent”), Senti Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Senti Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Midco”) and Senti Biosciences, Inc., a Delaware corporation and wholly owned subsidiary of Midco (“Opco”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Midco (the “Merger”), with Midco continuing as the surviving corporation and a wholly owned subsidiary of Parent.
Parent is an entity affiliated with Celadon Partners SPV 24 (“Celadon”), which is the Company’s largest stockholder and a holder of more than five percent of the Company’s outstanding capital stock.
At the closing of the Merger, Opco will license or assign to the Company all intellectual property and contracts needed for the Company to (i) continue its work to develop a novel gene therapy approach for Rett syndrome utilizing the Company's Regulator Dial technology and (ii) to advance a novel platform of Regulator Dial-enabled armored tumor-infiltrating lymphocyte, or TIL, therapies designed to address key limitations associated with current TIL approaches. After the closing of the Merger, the Company will retain a modest amount of cash to fund early work on these initial programs and will continue to incur the portion of its historical expenses related to operating as a public company.
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Midco common stock (other than shares owned by Midco or a subsidiary of Midco, which shares will be cancelled) will automatically be cancelled and converted into the right to receive the Milestone Payment Amount (as defined and described below) (the “Merger Consideration”). The right to receive the Merger Consideration shall be distributed by Midco to the Company’s stockholders and holders of RSUs and, upon exercise, holders of stock options and warrants (including certain entities and individuals affiliated with Celadon who hold any such securities) in the form of contractual contingent value rights (as described below, “CVRs”). Pursuant to the Merger Agreement, the Company’s Board of Directors or the Special Committee thereof shall approve, and Midco shall effect, the issuance and distribution of one CVR with respect to each share of the Company’s common stock that is issued and outstanding as of the CVR record date, which shall be a date no less than five days and no more than ten days following the date that the Merger closes.
At or prior to the Effective Time, Midco will execute and deliver the Contingent Value Rights Agreement in the form attached as Exhibit A to the Merger Agreement (the “CVR Agreement”).
In addition, immediately prior to the Effective Time, each stock option to purchase shares of the Company’s common stock (each, a “stock option”), whether vested or unvested, that is then outstanding will become immediately vested and exercisable in full. Prior to the Effective Time, the Company’s Board of Directors (or the committee administering the applicable equity incentive plan) shall take all actions necessary to provide that the post-termination exercise period applicable to each stock option that remains outstanding immediately prior to the Effective Time shall be extended so that such stock option will remain exercisable until the original expiration date of such stock option, notwithstanding any earlier termination of the holder’s employment or service with the Company or any of its subsidiaries; provided that each such stock option shall remain subject to earlier termination in accordance with the terms of the applicable equity incentive plan. Each stock option that is outstanding and unexercised as of immediately prior to the CVR record date shall entitle such holder to receive, upon exercise of such stock option pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock that would have been issuable upon exercise in full of such stock option immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such stock option and the CVR Agreement.
Immediately prior to the Effective Time, each restricted stock unit award in respect of shares of the Company’s common stock (each, a “RSU”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall become fully vested, automatically and without any action on the part of the holder thereof, and shall thereafter remain subject to settlement in accordance with the terms and conditions of the applicable equity incentive plan and the award agreement evidencing such RSU. Each RSU that is outstanding and unsettled as of immediately prior to the CVR record date shall entitle such holder to receive, upon settlement of such RSU pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock subject to such RSU immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such RSU and the CVR Agreement.
In addition, each warrant to purchase shares of the Company’s common stock (each, a “warrant”) that is outstanding and unexercised as of immediately prior to the CVR record date shall entitle such holder to receive, upon exercise of such warrant pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock that would have been issuable upon exercise in full of such warrant immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such warrant and the CVR Agreement.
The consummation of the Merger is subject to certain closing conditions, including (i) the adoption of the Merger Agreement by (a) the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger Agreement at the Company stockholders meeting (the “Stockholder Approval”) and (b) holders of a majority of the votes cast by holders of shares of the Company’s common stock, other than shares beneficially owned, directly or indirectly, by Parent, Merger Sub or any of their respective affiliates, or with respect to which any of the foregoing has, directly or indirectly, the right to direct the voting thereof, that are present in person or represented by proxy and entitled to vote on the adoption of the Merger Agreement at the Company stockholders meeting, (ii) to the extent required, the receipt of specified regulatory approvals and (iii) the absence of any legal restraint prohibiting the consummation of the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties in the Merger Agreement (subject to certain materiality qualifiers), the other party’s compliance in all material respects with its obligations under the Merger Agreement and the delivery of specified certificates and transaction documents. Consummation of the Merger is not subject to a financing condition.
The Merger Agreement contains customary representations and warranties of each of the Company, Midco, Opco, Parent and Merger Sub relating to their respective businesses and certain matters related to the Merger Agreement. The Merger Agreement contains certain covenants, including covenants providing (i) for each of the parties to use reasonable best efforts to cause the transactions under the Merger Agreement to be consummated, (ii) for the Company to carry on its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and completion of the Merger, including using commercially reasonable efforts to preserve its business operations, and (iii) for the Company not to engage in certain kinds of transactions during that period without Parent’s consent (which must not be unreasonably withheld, delayed or conditioned).
The Merger Agreement obligates the Company to abide by customary “no-shop” restrictions on its ability to solicit alternative takeover proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative takeover proposals. Notwithstanding this obligation, prior to the receipt of the Stockholder Approval, if the Company receives an unsolicited alternative takeover proposal that the Company’s Board of Directors determines in good faith (after consultation with the Company’s legal counsel and financial advisor) constitutes, or would reasonably be expected to lead to, a Superior Company Proposal (as defined in the Merger Agreement and summarized below) and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Company may under certain circumstances furnish information to and engage in discussions or negotiations with the third party making such alternative takeover proposal. A “Superior Company Proposal” generally is any bona fide written takeover proposal to acquire 50% or more of the outstanding shares of the Company’s common stock or of the assets of the Company and the Company’s subsidiaries, which proposal did not result from a breach of the “no-shop” restrictions and, in the good faith determination of the Company’s Board of Directors (after consultation with the Company’s legal counsel and financial advisor), is reasonably likely to be consummated in accordance with its terms and, if consummated, would result in a transaction more favorable from a financial point of view to the Company’s stockholders than the transactions under the Merger Agreement, taking into account changes to the Merger Agreement proposed by Parent in response thereto. Prior to the Company entering into a written definitive agreement for, or effecting a change in recommendation of the Company’s Board of Directors in connection with, a Superior Company Proposal, the Company must provide Parent with advance written notice of its intention to do so and Parent will generally have at least four business days after receipt of such notice to negotiate with the Company to make such adjustments in the terms and conditions of the Merger Agreement as would permit the Company’s Board of Directors not to enter into such a definitive agreement or change its recommendation.
Pursuant to the Merger Agreement, no later than twenty-one (21) days from the date of the Merger Agreement (unless Parent and the Company mutually agree in writing to a later date), Parent or an affiliate of Parent is required to fund and purchase additional Senior Secured Convertible Notes of Midco (the “Notes”) in accordance with the terms of the Securities Purchase Agreement, dated April 27, 2026 (the “Securities Purchase Agreement”), by and among the Company, Midco, Opco, and CPIF II-7 Limited (the “Investor”), in an amount equal to $6,000,000 (the “Additional Funding Amount” and the Notes purchased in connection therewith, the “Additional Notes”), minus the aggregate amount of net proceeds actually received by the Company from sales of the Company’s common stock pursuant to the Company’s existing at-the-market offering facility with Leerink Partners LLC (the “ATM Facility”). Parent has the right, in its sole discretion, to first direct the Company to sell shares of the Company’s common stock pursuant to the ATM Facility, and the Company is required to use its commercially reasonable efforts, subject to applicable law, to effect such sales in accordance with the terms of the ATM Facility; provided that the amount, timing and pricing of any such sales shall be determined by Parent in its sole discretion following consultation with the Company. Net proceeds actually received by the Company from sales under the ATM Facility pursuant to the Merger Agreement will reduce, dollar-for-dollar, the amount required to be funded by Parent through the purchase of Additional Notes pursuant to the Merger Agreement.
Pursuant to the Merger Agreement, from and after the closing of the Merger, the Company and Parent have agreed to use commercially reasonable efforts to maintain the listing of the Company’s common stock on The Nasdaq Capital Market. In the case of the Company, this obligation is contingent on the Company’s receipt of sufficient capital funding for such efforts.
The Merger Agreement contains certain customary termination rights for the Company and Parent, including a right to terminate the Merger Agreement if the Merger is not completed by December 31, 2026 (the “Outside Date”). In addition, the Company may terminate the Merger Agreement if Parent or an affiliate of Parent fails to fund and purchase the Additional Notes in accordance with the Merger Agreement. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, including, among others, the Company’s termination of the Merger Agreement to enter into a written definitive agreement for a Superior Company Proposal or following a change in recommendation of the Company’s Board of Directors, the Company will be obligated to pay Parent a termination fee of $2.5 million.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Midco, Opco, Parent or Merger Sub or any of their respective subsidiaries or affiliates. The representations and warranties of the parties contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) may be subject to limits or exceptions agreed upon by the contracting parties, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or other specific dates and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Midco, Opco, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Pursuant to the Merger Agreement, the Company expects a proxy statement on Schedule 14A to be filed with the SEC no later than thirty (30) business days following the date of the Merger Agreement. Subject to satisfaction of the conditions to the consummation of the Merger, the Company expects the closing of the transactions contemplated by the Merger Agreement to occur in the third quarter of 2026.
As previously disclosed in the Company’s Current Reports on Form 8-K filed by the Company on May 1, 2026 and May 26, 2026, the Company entered into a Voting Agreement with all of its executive officers and certain directors of the Company, as well as Celadon, the Company’s largest stockholder, in each case, whereby the parties agreed to vote in favor of the adoption and approval of the Merger and other transactions contemplated by the Merger Agreement.
Contingent Value Rights Agreement
At or immediately prior to the Effective Time, Midco and a rights agent will enter into the CVR Agreement, governing the terms of the CVRs to be received by the Company’s equityholders (including certain entities affiliated with Celadon). The CVRs are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Merger Sub, Midco, Opco or any of their affiliates.
Each CVR represents the right to receive a pro rata portion of the following contingent cash payments (the “Milestone Payment Amounts”):
•$10.0 million if a Biologics License Application (“BLA”) is filed by or on behalf of Midco or any of its affiliates or licensees with, and is accepted by, the U.S. Food and Drug Administration (the “FDA”), or if the sixty (60)-day review period passes without rejection by the FDA, for SENTI-202, on or prior to the seventh (7th) anniversary of the Closing Date (the “Milestone Expiration Date”);
•$20.0 million if FDA approval of the BLA for SENTI-202 is received by or on behalf of Parent or any of its affiliates or licensees on or prior to the Milestone Expiration Date; and
•$30.0 million if the cumulative worldwide net sales (as defined in the CVR Agreement) of SENTI-202 exceeds $200.0 million during the period commencing on the first commercial sale of SENTI-202 and ending on the Milestone Expiration Date.
There can be no assurance that the milestones will be achieved prior to the Milestone Expiration Date or that any resulting Milestone Payment Amounts will be paid.
The foregoing description of the CVR Agreement is not complete and is qualified in its entirety by reference to the Form of CVR Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
Based on preliminary estimates and currently available information, the Company estimates that its cash and cash equivalents were $6.5 million as of June 30, 2026. This estimated amount of the Company’s cash and cash equivalents as of June 30, 2026 has not been audited, reviewed, or compiled by the Company’s independent registered public accounting firm. The Company’s actual cash and cash equivalents as of June 30, 2026 may differ from these amounts after the Company completes its accounting procedures for the quarter ended June 30, 2026.
The information in Item 2.02 of this Current Report on Form 8-K attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 5.01 Changes in Control of Registrant.
The information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.
As previously reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2026, Celadon, an affiliate of Parent and the Investor and the Company’s largest stockholder and a holder of more than five percent of the Company’s outstanding capital stock, would beneficially own 54.6% of the

Company’s common stock as a result of the future issuance and sale of the first tranche of Notes, consisting of an aggregate principal amount of $10.0 million of Notes (the “Initial Notes”), assuming approval (the “Issuance Approval”) by the Company’s stockholders of the Company’s issuance of shares of its common stock underlying the Notes beyond 19.99% of the Company’s common stock outstanding as of the date of the Securities Purchase Agreement and the immediate exchange of the Initial Notes by the Investor for the Company’s common stock. As previously reported in the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 2026, the Company issued and sold the Initial Notes to the Investor on May 20, 2026.
Pursuant to the Securities Purchase Agreement, a second tranche of Notes, consisting of up to $30.0 million in aggregate principal amount, may be issued after the first tranche, subject to (i) the discretionary election of the purchaser of the Initial Notes and (ii) the satisfaction of certain specified closing conditions. In addition, under the Securities Purchase Agreement, the Company would not be obligated to issue any Notes other than the Initial Notes unless the parties executed, within 30 days of the closing of the Initial Notes, definitive documents for a potential transaction pursuant to which, if consummated, Parent would merge with and into Midco and Midco would issue a contingent value right to the Company’s stockholders, which may pay out up to an aggregate of $60.0 million in cash subject to the achievement of certain regulatory and sales milestones with respect to the Company’s product candidate, SENTI-202. The Merger Agreement, which constitutes such definitive document, was executed on July 14, 2026, more than 30 days after the closing of the Initial Notes on May 20, 2026.
Notwithstanding the foregoing, pursuant to the Merger Agreement, no later than twenty-one (21) days from the date of the Merger Agreement (unless Parent and the Company mutually agree in writing to a later date), Parent or an affiliate of Parent is required to fund and purchase Additional Notes in accordance with the terms of the Securities Purchase Agreement, in an amount equal to the Additional Funding Amount, minus the aggregate amount of net proceeds actually received by the Company from sales of the Company’s common stock pursuant to the ATM Facility.
Pursuant to the Securities Purchase Agreement, although the Company is not obligated to issue or sell any additional Notes beyond the Initial Notes other than the $6.0 million in aggregate principal amount of Notes that Parent may be required to purchase pursuant to the Merger Agreement, the Company may choose to sell up to a total of $30.0 million in aggregate principal amount of Notes, in addition to the Initial Notes, pursuant to the Securities Purchase Agreement. Assuming that the Company sells $6.0 million or $30.0 million in aggregate principal amount of such additional Notes, the Issuance Approval is obtained and the Investor immediately exchanges all of its Notes for shares of the Company’s common stock, an affiliate of Parent and Investor would beneficially own 62.3% or 77.5%, respectively, of the Company’s common stock. In addition, pursuant to the terms of the Notes, if the Merger closes, the Company has the right to force the exchange of all outstanding Notes for shares of its common stock.
In accordance with the Securities Purchase Agreement, the Investor has agreed to pay approximately $5.8 million in connection with an assumed purchase of $6.0 million of Additional Notes, and any purchase price for the Additional Notes, if any are sold, is expected to be funded by equity financing by the Investor or one of its affiliates.
To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.
Item 7.01 Regulation FD Disclosure.
On July 14, 2026, the Company issued a press release announcing entry into the Merger Agreement. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
As set forth above in Item 2.02 to this Current Report on Form 8-K, based on preliminary estimates and currently available information, the Company estimates that its cash and cash equivalents were $6.5 million as of June 30, 2026. The Company currently believes that such amounts, when combined with the Additional Funding Amount, are expected to fund its operations through the expected closing of the Merger and into approximately the fourth quarter of 2026. This estimated amount of the Company’s cash and cash equivalents as of June 30, 2026 has not been audited, reviewed, or compiled by the Company’s independent registered public accounting firm. The Company’s actual cash and cash equivalents as of June 30, 2026 may differ from these amounts after the Company completes its accounting procedures for the quarter ended June 30, 2026.
On July 14, 2026, the Company announced that following the closing of the proposed Merger, it plans to be a focused synthetic biology company leveraging its unique expertise in Gene Circuits, synthetic biology, and artificial intelligence to develop a new generation of controllable therapies across both gene therapy and cell therapy. Initially, the Company will focus on two existing early-stage programs built around its proprietary Regulator Dial platform, including a controllable gene therapy for Rett Syndrome and controllable, armored tumor-infiltrating lymphocytes, or TILS, for solid tumors designed to improve efficacy and safety.
In connection with its entry into the Merger Agreement and the announcement of its strategic plans following the closing of the potential Merger, the Company is filing certain risk factors for the purpose of supplementing and updating the risk factor disclosures contained in its prior filings with the SEC, including those in its Annual Report on Form 10-K for the year ended December 31, 2025 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. The updated risk factors are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.
The next Annual Meeting of Stockholders of the Company has been scheduled for August 18, 2026 (the “Annual Meeting”) and will be held virtually. The record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof is July 23, 2026. Because the date of the Annual Meeting is more than 30 days from the anniversary of the previous year’s meeting, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the Company’s proxy materials for the Annual Meeting. In order to be considered timely, such proposals must be received by the Company corporate secretary at its principal executive offices, no later than July 28, 2026. Any proposal submitted after the above deadline will not be considered timely and will be excluded from the Company’s proxy materials. Proposals of stockholders must also comply with rules of the SEC regarding the inclusion of stockholder proposals in proxy materials and the Company may omit from its proxy materials any proposal that does not comply with the SEC’s rules. All stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting must comply with applicable Delaware law, the rules and regulations promulgated by the SEC, and the advance notice provisions set forth in the Company’s Amended and Restated Bylaws.
Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of July 14, 2026, by and among Senti Biosciences Holdings, Inc., Senti Holdings, Inc., Senti Biosciences, Inc., Celadon Partners SPV 35 Limited and Senti Merger Sub, Inc.
10.1	Form of Contingent Value Rights Agreement.
99.1	Press Release dated July 14, 2026.
99.2	Risk Factors
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.
*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Senti Biosciences Holdings, Inc. agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Additional Information and Where to Find It
In connection with the proposed Merger and the transactions contemplated by the Merger Agreement (the “Subject Transactions”), the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the proxy materials to each stockholder entitled to vote at the annual or special meeting of stockholders relating to the Subject Transactions.

This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the Subject Transactions. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE SUBJECT TRANSACTIONS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE SUBJECT TRANSACTIONS. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Subject Transactions (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or the Company’s website (investors.sentibio.com) or by writing to the Company’s Corporate Secretary at 2 Corporate Drive, First Floor, South San Francisco, CA, 94080, Attention: Corporate Secretary.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Subject Transactions. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K/A filed with the SEC on April 29, 2026. Information regarding the identity of the potential participants, and their direct or indirect interests in the Subject Transactions, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Subject Transactions.
Forward-Looking Statements
All of the statements in this Current Report on Form 8-K, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Subject Transactions and the Company’s business strategy following the assumed closing of such transactions. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the operations and business environment of the Company, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Subject Transactions may not be completed in a timely manner or at all, which may adversely affect the business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the Subject Transactions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the transactions described herein on the business relationships, operating results and business generally of the Company, (v) risks that the transactions described herein disrupt current plans and operations of the Company and potential difficulties in employee retention as a result of the proposed transactions, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against the Company related to the proposed transactions, (viii) restrictions during the pendency of the proposed transactions that may impact the Company’s ability to pursue certain business opportunities or strategic transactions and (ix) assuming the closing of the Subject Transactions, any risks affecting the potential development and commercialization of the Company’s early-stage programs described in this Current Report on Form 8-K. Furthermore, additional or unforeseen effects from the global economic and geopolitical climate, and catastrophic events, including, but not limited to, acts of terrorism or continuation or outbreak of war or hostilities, may amplify many of these risks. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in the Company’s SEC reports, including, but not limited to, the risks described in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the SEC, as updated by the supplemental risk factors attached to this Current Report on Form 8-K, and other documents the Company may file with or furnish to the SEC from time to time. The Company assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTI BIOSCIENCES HOLDINGS, INC.

Date:	July 15, 2026	By:	/s/ Timothy Lu, M.D., Ph.D.
		Name:	Timothy Lu, M.D., Ph.D.
		Title:	Chief Executive Officer